                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                      AMPAL-AMERICAN ISRAEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                        AMPAL-AMERICAN ISRAEL CORPORATION
                           1177 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 2001


Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of the shareholders of Ampal-American Israel Corporation (the "Company" or "Ampal") which will be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036, on Thursday, June 28, 2001, at 9:00 a.m., local time, to consider and act upon the following matters:

      1. To elect directors for the ensuing year, to serve until their successors shall be elected and qualified; and

      2. To transact such other business as may properly come before said meeting or any adjournment thereof.

      Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

      The close of business on May 14, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                           By Order of the Board of Directors


                                           RAZ STEINMETZ
                                           President and Chief Executive Officer

New York, New York
June 4, 2001

YOUR VOTE IS IMPORTANT. PLEASE VOTE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        AMPAL-AMERICAN ISRAEL CORPORATION

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 2001

      This Proxy Statement is being furnished to the holders of Class A Stock, $1.00 par value (the "Class A Stock"), of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") for use at the annual meeting of the shareholders of the Company to be held on June 28, 2001 (the "Annual Meeting"). In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:    WHAT AM I VOTING ON?

      Election of Ampal's nine directors, all for renewal terms.

Q:    WHO IS ENTITLED TO VOTE?

      Holders of the Class A stock as of the close of business on May 14, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At such date, the Company had 19,173,123 shares of Class A Stock outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date. The Class A Stock does not have cumulative voting rights.

Q:    HOW CAN I GET A COPY OF AMPAL'S ANNUAL REPORT ON FORM 10-K?

      Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Annual Meeting, a copy of its Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K for 2000. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders. The Company's Annual Report on Form 10-K, as well as other filings with the Securities and Exchange Commission, are available via the Internet at the Company's website at http://www.ampal.com.

Q:    HOW CAN I REVIEW AMPAL'S FINANCIAL STATEMENTS FOR 2000?

      A copy of Ampal's Annual Report to the Shareholders for 2000 containing the Company's 2000 audited financial statements has been mailed to all holders of Class A Stock with this Proxy Statement on or about June 4, 2001.

Q:    WHO ARE THE PRINCIPAL SHAREHOLDERS OF AMPAL AND HOW WILL THEY VOTE?

      As of the Record Date, Rebar Financial Corp. ("Rebar") was the holder of approximately 58% of the outstanding Class A Stock. Rebar is the only holder of more than 10% of the Class A Stock known to the Company. (See page 12 for more details regarding the principal shareholders.) Rebar has advised the Company that it will vote in favor of the Company's slate of nominees for directors.

Q:    WHO IS BEARING THE COST OF PREPARING THIS PROXY STATEMENT?

      The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Form of Proxy is being borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q.    BESIDES SHAREHOLDERS, WHO ELSE WILL ATTEND THE ANNUAL MEETING?

      Some of the directors of Ampal, senior management of the Company, representatives of Arthur Andersen LLP, whom Ampal has selected to be its independent accountants, and representatives of Mellon Investor Services, the Company's transfer agent, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Q:    WHAT CONSTITUTES A QUORUM?

      The holders of record of one-third of the outstanding Class A Stock constitute a quorum for the Annual Meeting. Since as of the Record Date 19,173,123 shares of Class A Stock were outstanding (excluding treasury shares), a quorum equals 6,391,041 shares of Class A Stock.

Q:    HOW DO I VOTE USING THE PROXY?

      Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope. IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR ALL OF MANAGEMENT'S NOMINEES FOR DIRECTORS.

Q:    MAY I REVOKE MY PROXY?

      A proxy may be revoked at any time before it is exercised at the Annual Meeting by notifying the Company's Secretary in writing or by returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting (although your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Q:    HOW MANY VOTES ARE NEEDED FOR THE ELECTION OF A DIRECTOR?

      The election of a nominee requires a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. (Proxies cannot be voted for a greater number of persons than the number of nominees listed in the Proxy Statement.)

Q:    CAN I ABSTAIN?

      Yes, however, abstentions and "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be counted for purposes of determining a quorum but will not have any effect on the election of directors. Abstentions and broker non-votes will not be counted as votes cast for or against any other matter which may properly come before and be voted upon at the meeting.

Q:    WILL ANY OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING?

      The management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgement in such matters.


THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Q:    HOW MANY DIRECTORS DOES AMPAL HAVE?

      The Company's By-Laws provide that the entire Board shall be constituted of not less than 3 nor more than 29 persons, with the actual number serving set by the Board. The Board previously set the number of directors at 11, at present there are only nine directors.

Q:    WHO RECOMMENDED THE COMPANY'S SLATE OF NOMINEES?

      Of the nominees set forth in this Proxy Statement and nominated by the Board, all nine were recommended by Rebar.

Q:    WHO ARE MANAGEMENT'S NOMINEES FOR DIRECTORS?

      The following is a description of the nominees, their ages, their principal occupations for the past five years and their tenure on the Board of Directors.

      MICHAEL ARNON, 76, was Chairman of the Board of Directors of Ampal from November 1990 to July 1994. From July 1986 until November 1990, he was President and Chief Executive Officer of Ampal. He became a director of Ampal in 1986.

      BENZION BENBASSAT, 63, has been the President and Chief Executive Officer of D.R.B. Investments Ltd., an investment company of which Messrs. D. Steinmetz and R. Steinmetz are controlling persons, for more than the past five years. He became a director of Ampal in 1997.

      YAACOV ELINAV, 56, has been a Senior Deputy Managing Director of Bank Hapoalim B.M. since August 1992. He became a director of Ampal in 1992.

      KENNETH L. HENDERSON, 45, is an attorney and has been a partner at Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson") since 1987. Robinson provided legal services to Ampal during 2000. He became a director of Ampal in 1998.

      HILLEL PELED, 53, has been President of Inveco International, Inc., a private investment company, since January 1990. From January 1982 to June 1986, he served as Vice President-Finance and Treasurer of Ampal. He became a director of Ampal in 1996.

      DANIEL STEINMETZ, 62, Chairman of the Board of Directors of Ampal, has managed family diamond trading businesses in Israel for more than the past five years. He became a director of Ampal in 1997. Mr. Steinmetz is the father of Raz Steinmetz.

      RAZ STEINMETZ, 37, has managed various investments for his family, including real estate, financial investments and others, since September 1994. Mr. Steinmetz attended the University of Pennsylvania, Wharton Business School, where he received a Masters Degree in Business Administration. He served as a director of Ampal since December 1996. On June 29, 1999, Mr. Steinmetz was elected Chief Executive Officer and President. Mr. Steinmetz is the son of Daniel Steinmetz.

      AVI A. VIGDER, 40, has been a Senior Vice President and Chief Financial Officer of R. Steinmetz (U.S.) Ltd. since November 1998. From June 1997 until October 1998, he was head of Investment Banking at Israel Discount Bank. From January 1994 until December 1996, he was Managing Director of Foreign Trusts Ltd.

      ELIYAHU WAGNER, 60, has been a private real estate developer for more than the past five years.

Q:    WHAT HAPPENS IF A NOMINEE BECOMES UNAVAILABLE FOR ELECTION?

      In case any nominee should become unavailable for election to the Board for any reason, which is presently neither known nor contemplated, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute.

Q:    HOW LONG WILL EACH DIRECTOR SERVE?

      Each director will serve for a term of one year and until his successor shall be elected and qualified.

Q:    WHAT TYPE OF COMPENSATION DO DIRECTORS RECEIVE?

      Directors of Ampal (other than Mr. R. Steinmetz) receive $500 per Board meeting attended. The Chairman of the Board receives $2,000 per Board meeting attended. Such persons also receive the same amount for attendance at meetings of committees of the Board, provided that such committee meetings are on separate days and on a day other than the day of a regularly scheduled Board meeting. In addition, Directors receive an annual grant of options to purchase 5,000 shares of the Company's Class A Stock. The Chairman of the Board receives an annual grant of options to purchase 10,000 shares of the Company's Class A Stock.

Q:    DOES THE BOARD OF DIRECTORS HAVE ANY COMMITTEES?

      Yes. The Board will elect new members to the various committees after the Annual Meeting. The current members, activities and functions of the various committees are as follows:

AUDIT COMMITTEE

           The Audit Committee, consisting of Michael Arnon, Hillel Peled and Eliyahu Wagner, assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

           The Audit Committee held two meetings during the last fiscal year. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" under the rules of the NASDAQ currently applicable to the Company.

           The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                          REPORT OF THE AUDIT COMMITTEE
                                  JUNE 4, 2001
           To the Board of Directors of Ampal American Israel Corporation:

                  We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

                  We have discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

                  We have received and reviewed the written disclosures and the letter from Arthur Andersen required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

                  Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


           Michael Arnon, Chairman
           Hillel Peled
           Eliyahu Wagner

           AUDIT FEES

                  The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Arthur Andersen

                           Audit Fees                         $180,000
                           All Other Fees (1)                   46,000

                  The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.

(1)   Includes SAS 71 quarterly reviews and other fees.

EXECUTIVE COMMITTEE

      Members: Directors D. Steinmetz (Chair), Peled and R. Steinmetz. Number of Meetings in 2000: 6
      Number of times acted by written consent in 2000:  1
      Function: Meets as necessary between regularly scheduled Board meetings and, consistent with certain statutory limitations, exercises all authority of the Board.

RELATED PARTY TRANSACTIONS COMMITTEE

      Members:  Directors Peled (Chair), Arnon and Henderson.
      Number of Meetings in 2000:  0
      Number of times acted by written consent in 2000:  1
      Function: Reviews and passes upon the fairness of business transactions between Ampal and related parties.

STOCK OPTION COMMITTEE

      Members:  Directors Wagner (Chair), Arnon and Peled.
      Number of Meetings in 2000:  1
      Number of times acted by written consent in 2000: 0
      Function: Administers the Company's Stock Option Plans and other option grants.

      Ampal does not have a nominating committee or compensation committee. The Executive Committee determines the Company's policy regarding executive compensation.

Q:    DID ALL DIRECTORS ATTEND ALL OF THE BOARD AND COMMITTEE MEETINGS IN 2000?

      All directors attended more than 75% of the aggregate of (1) the total number of Board of Directors meetings held during the period in 2000 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in 2000 (during the period of such service). In total, the Board of Directors held four regularly scheduled meetings during 2000 and did not act by written consent during 2000.

Q:    WHO ARE THE COMPANY'S EXECUTIVE OFFICERS?

      Executive officers are elected annually by the Board. The descriptions of Mr. Daniel Steinmetz, Chairman of the Board of Directors of Ampal, and Mr. Raz Steinmetz, Chief Executive Officer and President of Ampal can be found above with the descriptions of the nominees for the Board. The following is a description of the executive officers, other than Messrs. D. Steinmetz and R. Steinmetz, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

      ALLA KANTER, 43, has been Vice President-Accounting of Ampal since September 1995 and Controller of Ampal since August 1990.

      SHLOMO MEICHOR, 43, assumed the duties of Vice-President Finance and Treasurer of Ampal on April 1, 1998. For more than the preceding five years, Mr. Meichor was the Finance and Operations Manager of Digital Semi-Conductors Israel, a semi-conductor subsidiary of Digital Equipment Corporation.

Q:    HOW ARE THE COMPANY'S EXECUTIVES COMPENSATED?

     The table below presents information regarding remuneration paid or accrued for services to Ampal and its subsidiaries by the executive officers named below during the three fiscal years ended December 31, 2000, 1999 and 1998.


                                               ANNUAL COMPENSATION
                                               -------------------
                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                   NUMBER OF
                                                                    OTHER          SECURITIES          ALL
     NAME AND PRINCIPAL                                             ANNUAL         UNDERLYING         OTHER
          POSITION            YEAR     SALARY         BONUS      COMPENSATION      OPTIONS(14)     COMPENSATION
          --------            ----     ------         -----      ------------      ------------    ------------

Raz Steinmetz(1)             2000      $175,369      $49,822       $20,555(2)        655,000        $51,644(3)
 (Chief Executive Officer    1999       176,123                     10,097(2)         30,000         41,085(4)
  and President)             1998       144,002                      7,417(2)                        33,559(5)



Shlomo Meichor(6)            2000       156,150       44,056        14,849(2)        374,000         46,281(7)
  (Vice President-Finance    1999       180,317                      7,701(2)         24,000         37,609(8)
  and Treasurer)             1998       122,795                      9,735(2)                        31,869(9)




Alla Kanter(10)              2000       126,036       10,476                          15,000         17,007(11)
 (Vice President-            1999       116,300        9,700                          15,000         15,598(12)
Accounting and               1998       107,310        9,000                                         14,362(13)
Controller)



(1) Mr. Steinmetz has been employed by Ampal since January 1, 1997, and was appointed C.E.O. and President effective July 1, 1999. Pursuant to an employment agreement dated January 1, 1997, Mr. Steinmetz is entitled to receive a base salary of $175,000 (payable in Shekels) per annum (plus benefits), the total for 2000 was $297,390. His agreement can be terminated by either party upon thirty days notice.

(2)   Consists of amounts reimbursed for the payment of taxes.

(3) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $27,967, (ii) Ampal (Israel)'s education fund of $13,250 and (iii) use of a car of $10,427.

(4) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $27,877 and (ii) Ampal (Israel)'s education fund of $13,208.

(5) Comprised of Ampal (Israel)'s contribution to: (i) Ampal (Israel)'s Pension Plan of $22,778 and (ii) Ampal (Israel)'s education fund of $10,781.

(6) Mr. Shlomo Meichor has been employed by Ampal since March 1, 1998, and was appointed Vice President-Finance and Treasurer of Ampal, effective April 1, 1998. Pursuant to an employment agreement, dated March 5, 1998, Mr. Meichor receives a base salary of $144,000 per annum, adjusted annually in accordance with the United States consumer price index (payable in Shekels) plus benefits and use of a car. His agreement can be terminated upon two months' notice and after the two months' notice period expires Mr. Meichor is entitled to receive his salary for an additional four months.

(7) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $28,309, (ii) Ampal (Israel)'s education fund of $11,809 and (iii) use of a car of $6,163.

(8) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $22,833; (ii) Ampal (Israel)'s education fund of $10,818 and (iii) use of a car of $3,958.

(9) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s Pension Plan of $19,323; (ii) Ampal (Israel)'s education fund of $9,155, and (iii) use of a car of $3,391.

(10) Ms. Kanter has been Vice President-Accounting of Ampal since September 1995 and Controller of Ampal since August 1990.

(11) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $12,927 and (ii) Ampal's Savings Plan of $4,080.

(12) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $11,827 and (ii) Ampal's Savings Plan of $3,771.

(13) Comprised of Ampal's contribution pursuant to: (i) Ampal's Pension Plan of $10,873 and (ii) Ampal's Savings Plan of $3,489.

(14) Represents the number of shares of Class A Stock underlying options granted to the named executive officers.

Q:    HOW MANY OPTIONS DO THE EXECUTIVE OFFICERS OWN?

                          FISCAL YEAR-END OPTION VALUES
                          -----------------------------

                                         SHARES
                                       ACQUIRED ON                  NUMBER OF SECURITIES UNDERLYING
                                        EXERCISE         VALUE       UNEXERCISED OPTIONS AT FISCAL
                                                        REALIZED              YEAR-END(1)
NAME                                       (#)            ($)       EXERCISABLE       UNEXERCISABLE
----                                       ---            ---       -----------        -------------
Raz Steinmetz.....................             0              0       45,000             640,000
Shlomo Meichor....................         2,000        $44,800       34,000             362,000
Alla Kanter.......................             0              0       22,500               7,500

(1) This table represents the total number of shares of Class A Stock subject to stock options held by each of the named executive officers at December 31, 2000. None of the outstanding options are in-the-money.

                          OPTION GRANTS IN FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to purchase our Class A Stock to our named executive officers during fiscal year 2000:


ANNUAL COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
                            NUMBER OF    % OF TOTAL                                            POTENTIAL REALIZABLE VALUE
                            SECURITIES    OPTIONS                  MARKET                      AT ASSUMED ANNUAL RATES OF
                            UNDERLYING   GRANTED TO    EXERCISE    PRICE ON                   STOCK PRICE APPRECIATION FOR
                    OPTION  OPTIONS      EMPLOYEES IN  PRICE PER   DATE OF    EXPIRATION                OPTION TERM
        NAME         PLAN    GRANTED     FISCAL YEAR    SHARE       GRANT       DATE        0%        5%           10%
        ----         ----    -------     ------------  ---------   ---------  ----------    ---       ---           ---

 Raz Steinmetz       1998     30,000        12.68%      $6.0625    $6.0625     12-31-05     0     $  50,248.71    $ 111,036.51
                     2000     43,750        22.85%      15         15           Various             181,309.78      400,647.19
                     2000     87,500        22.85%      20         15           Various             483,492.73    1,068,392.50
                     2000    181,250        22.85%      25         15           Various           1,251,900.83    2,766,373.44
                     2000    312,500        22.85%      32         15           Various           2,762,815.63    6,105,100.00

 Shlomo Meichor      1998     24,000        10.14%      $6.0625    $6.0625     12-31-05     0       $40,198.97    $  88,829.21
                     2000     24,500        12.80%      15         15           Various             101,533.47      224,362.43
                     2000     49,000        12.80%      20         15           Various             270,755.93      598,299.80
                     2000    101,500        12.80%      25         15           Various             701,064.46    1,549,169.13
                     2000    175,000        12.80%      32         15           Various           1,547,176.75    3,418,856.00

 Alla Kanter         1998     15,000         6.34%      $6.0625    $6.0625     12-31-05     0     $  25,124.35    $  55,518.25

Q:    WHAT OTHER BENEFITS DOES THE COMPANY HAVE FOR ITS EMPLOYEES?

     Ampal maintains a money purchase pension plan ("Pension Plan") for its eligible employees. Eligible employees are all full-time employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Ampal's contribution is equal to 7% of each employee's compensation plus 5.7% of the compensation in excess of the Social Security taxable wage base for that year.

     Employees become vested in amounts contributed by Ampal depending on the number of years of service, as provided in the following table:

YEARS OF SERVICE
----------------                                                                                VESTED
                                                                                              PERCENTAGE
                                                                                              ----------
less than 2 years.......................................................................          0%
2 but less than 3 years.................................................................         20%
3 but less than 4 years.................................................................         40%
4 but less than 5 years.................................................................         60%
5 but less than 6 years.................................................................         80%
6 or more years.........................................................................        100%


      Benefits under the Pension Plan are paid in a lump sum, in an annuity form or in installments.

     Ampal maintains a savings plan (the "Savings Plan") for its eligible employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees are all employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Participation by employees in the Savings Plan is voluntary. Participating employees may direct that a specific percentage of their annual compensation (up to 15%) be contributed to a self-directed 401(k) savings account. The amount which any employee could contribute to his or her 401(k)savings account in 2000 was limited under the Code to $10,500. Effective January 1, 1996, the Savings Plan was amended so that Ampal matches 50% of each employee's contribution up to a maximum of 3% of the employee's compensation. Employees who were eligible to participate in the Savings Plan as of December 31, 1995, are 100% vested at all times in the account balances maintained in their 401(k) savings account. Employees who became eligible to participate in the Savings Plan on or after January 1, 1996, become vested in amounts contributed by Ampal depending on the number of years of service, as provided in the following table:


YEARS OF SERVICE                                                                                 VESTED
----------------                                                                              PERCENTAGE
                                                                                              ----------
less than 2 years.......................................................................            0%
2 but less than 3 years.................................................................           20%
3 but less than 4 years.................................................................           40%
4 but less than 5 years.................................................................           60%
5 but less than 6 years.................................................................           80%
6 or more years.........................................................................          100%

     Benefits under the Savings Plan are required to be paid in a single, lump-sum distribution. Payment is usually made after termination of employment.

     In 1994, Ampal established a Supplementary Executive Retirement Plan ("SERP") for its eligible employees. Ampal's obligation under the SERP is to pay to affected employees the amount that would have been paid to them by the Pension Plan but for the operation of Section 401(a)(17) of the Code.

Q:  DOES AMPAL HAVE AN ACTIVE STOCK OPTION PLAN?

     In March 1998, the Board approved a Long-term Incentive Plan (the "1998 Plan") permitting the granting of options to all employees, officers, directors and consultants of the Company and its subsidiaries to purchase up to an aggregate of 400,000 shares of Class A Stock. The 1998 Plan remains in effect for a period of ten years.

     On February 15, 2000, the Stock Option Plan Committee approved a new incentive plan, the 2000 Incentive Plan (the "2000 Plan") under which the Company has reserved 4 million shares of Class A Stock for grants to present and future employees. The 2000 Plan was approved by the Board of Directors at a Meeting held on March 27, 2000 and was approved by a majority of the Company's shareholders at the June 29, 2000 annual meeting of shareholders.

     The options granted under the 1998 Plan and the 2000 Plan (together with the 1998 Plan, the "Plans") may be either incentive stock options, at exercise prices to be determined by the Committee, but not less than 100% of the fair market value of the underlying shares on the date of grant, or non-incentive stock options, at exercise prices to be determined by the Committee. Under each of the Plans, the Committee may also grant, at its discretion, "restricted stock", "dividend equivalent awards", which entitle the recipients to receive dividends in the form of Class A Stock, cash or a combination of both, and "stock appreciation rights," which permit the recipients to receive an amount in the form of Class A Stock, cash or a combination of both, equal to the number of shares of Class A Stock with respect to which the rights are exercised multiplied by the excess of the fair market value of the Class A Stock on the exercise date over the exercise price.

Q:    WHAT IS THE COMPANY'S POLICY REGARDING EXECUTIVE COMPENSATION?

      The Executive Committee of the Board, whose current members are Hillel Peled, Daniel Steinmetz and Raz Steinmetz, pursuant to authority delegated by the Board to create a policy related to executive compensation, determined that the Company's policy for 2000 regarding executive compensation reflects the following:

                  The assets of the Company are almost entirely located in Israel, where macro-economic and political factors have a greater influence on the performance of the Company and its investees than is the case of businesses in the United States. Consequently, performance of the Company and its investees, to the extent the Executive Committee believes it is unrelated to general economic conditions in Israel, is a factor in determining executive compensation; but it is not the only factor in determining compensation. Executives are also to be compensated on a basis which reflects (i) their contributions to long-term strategic planning and management, as this has the most beneficial effect upon the enhancement of shareholder value and (ii) changes in the cost of living.

Q:   WHO DETERMINES THE COMPANY'S POLICY REGARDING EXECUTIVE COMPENSATION?

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2000, members of the Executive Committee of the Board of Directors which functions as the compensation committee of Ampal included: Mr. Daniel Steinmetz (Chairman) and Chairman of the Board of Directors of the Company; Mr. Hillel Peled; President of Inveco International Inc., and Mr. Raz Steinmetz; Chief Executive Officer and President of the Company.

    THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE COMPANY'S CLASS A STOCK

Q:    HOW HAS THE COMPANY'S STOCK PERFORMED OVER THE PAST FIVE YEARS?

           The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P composite - 500 Index and a peer group index composed of Koor Industries (an Israeli holding company), First Israeli Fund (an American closed-end fund that acquires equity interests in companies located in Israel) and Foreign and Colonial Emerging Middle East Fund (an American closed-end fund that acquires equity and debt securities of companies located in Israel, Egypt, Jordan, Morocco, Oman, Tunisia and Turkey) for the period December 31, 1995 through December 31, 2000.* The comparisons in this table are required by the SEC. The stock price performances shown on the graph are not intended to forecast or be indicative of future price performance.

[5 YEAR CUMULATIVE TOTAL RETURN COMPARISON GRAPH]

Research Data Group                            Peer Group Total Return Worksheet

AMPAL AMERN ISRAEL CORP

                                                  Cumulative Total Return
                                    ---------------------------------------------------
                                    12/95    12/96    12/97    12/98    12/99    12/00
AMPAL-AMERICAN ISRAEL CORPORATION   100.00    96.31    98.07    83.88   187.21   128.05
S&P 500                             100.00   122.96   163.98   210.84   255.22   231.98
PEER GROUP                          100.00    91.47   119.05    99.41   122.83    88.51

------------------------
*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.





5/21/01                                                                     Ampl



Q:   WHO ARE AMPAL'S PRINCIPAL SHAREHOLDERS?

     The following table sets forth information as of May 14, 2001, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities of Ampal. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and 6-1/2% Cumulative Convertible Preferred Stock (the "6-1/2% Preferred Stock") owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at May 14, 2001, there were outstanding 19,173,123 (not including treasury shares) shares of Class A Stock of Ampal. In addition, there were outstanding 620,480 non-voting shares of 6-1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 147,905 non-voting shares of 4% Preferred Stock (each convertible into 5 shares of Class A Stock).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                                           PERCENT
                                                              NUMBER OF SHARES         OF OUTSTANDING
NAME AND ADDRESS                                                 AND NATURE              SHARES OF
OF BENEFICIAL OWNER                   TITLE OF CLASS      OF BENEFICIAL OWNERSHIP       CLASS A STOCK
-------------------                   --------------      -----------------------       -------------
Daniel Steinmetz..................     Class A Stock            11,115,112 shs. (1)         58%
Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
& Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands

Raz Steinmetz.....................     Class A Stock            11,115,112 shs. (1)         58%
Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
& Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands


Rebar Financial Corp..............     Class A Stock            11,115,112 shs. (1)          58%
c/o Icaza, Gonzalez-Ruiz
& Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands


(1) Consists of 11,115,112 shares of Class A Stock held directly by Rebar, as reported by Mr. Daniel Steinmetz, Mr. Raz Steinmetz and Rebar on Amendment 11 to Form 13D, dated September 12, 1999, filed with the SEC. Mr. Raz Steinmetz is the President of Rebar and Mr. Daniel Steinmetz is the Vice President. They are the sole directors of Rebar and beneficially own, directly and indirectly, 96% and 4% of the outstanding equity of Rebar, respectively. Certain of the shares of Class A Stock held by Rebar have been pledged to The First International Bank of Israel Ltd.


Q:    WHAT PERCENTAGE OF CLASS A STOCK DO THE DIRECTORS AND OFFICERS OWN?

     The following table sets forth information as of May 14, 2001, as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal listed in the Summary Compensation Table and by all directors and named executive officers of Ampal as a group. All ownerships are direct unless otherwise noted. The table does not include directors or named executive officers who do not own any such shares:

                                                    NUMBER OF SHARES AND NATURE    PERCENT OF OUTSTANDING
                                                      OF BENEFICIAL OWNERSHIP             SHARES OF
NAME                                                      OF CLASS A STOCK             CLASS A STOCK
----                                                      ----------------             -------------
Daniel Steinmetz.....................                     11,135,112(1)                   58.1%
Raz Steinmetz........................                     11,285,112(1)                   58.9%
Shlomo Meichor.......................                        104,000(2)                    *
Alla Kanter..........................                         22,500(2)                    *
Benzion Benbassat....................                         11,000(3)                    *

                                                    NUMBER OF SHARES AND NATURE    PERCENT OF OUTSTANDING
                                                      OF BENEFICIAL OWNERSHIP             SHARES OF
NAME                                                      OF CLASS A STOCK             CLASS A STOCK
----                                               ------------------------        ----------------------
Michael Arnon........................                         10,000(2)                    *
Yaacov Elinav........................                         10,000(2)                    *
Kenneth Henderson....................                         10,000(2)                    *
Hillel Peled.........................                         10,000(2)                    *
Avi Vigder...........................                         10,000(2)                    *
Eliyahu Wagner.......................                         10,000(2)                    *
All Directors and Executive Officers
  as a Group.........................                     11,502,612                      60%

*     Represents less than 1% of the class of securities.

(1) In each case attributable to 11,115,112 shares of Class A Stock held directly by Rebar. See "Security Ownership of Certain Beneficial Owners." In addition, this represents 20,000 shares underlying options for Daniel Steinmetz and 170,000 shares underlying options for Raz Steinmetz, which in each case, are presently exercisable.

(2)   Represents shares underlying options which are presently exercisable.

(3)   Includes 10,000 shares underlying options which are presently exercisable.

                            MISCELLANEOUS INFORMATION

Q: HAVE THE COMPANY'S OFFICERS, DIRECTORS AND SHAREHOLDERS FILED ALL APPROPRIATE REPORTS WITH THE SEC?

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Ampal's officers and directors, and persons who own more than 10% of a registered class of Ampal's equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ. These persons are required by regulation of the SEC to furnish Ampal with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of forms received by it and written representations received by it, Ampal believes that during 2000 Ampal's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Q:  DOES THE COMPANY ENTER INTO TRANSACTIONS WITH AFFILIATED PARTIES?

     The Board of Directors of Ampal maintains a Related Party Transactions Committee comprised of independent directors which reviews and passes upon the fairness of any business dealings and arrangements (other than borrowings on then prevailing market terms or deposits made in the ordinary course of business) between Ampal and any affiliated party. With certain exceptions, Ampal may not enter into transactions with any officer, director or principal shareholder of Ampal, without first obtaining the approval of the Related Party Transactions Committee or a majority of the disinterested members of the Board of Directors or the shareholders.

     The management of Ampal believes that all of the following transactions were done on terms which were no less advantageous to Ampal than could have been obtained from unaffiliated third parties.

     In March 1998, the Company transferred its interest in MIRS to a limited partnership (the "Partnership"). A wholly-owned Israeli subsidiary of Ampal (the "General Partner") is the general partner of the Partnership and owns 75.1% of the Partnership. The limited partners of the

Partnership purchased their interests in the Partnership from the Partnership and include (i) an entity owned by Daniel Steinmetz and Raz Steinmetz (directors of Ampal and the controlling persons of Ampal's principal shareholder), and (ii) an unrelated third party. The related parties purchased their limited partnership interests on the same terms as the unrelated third party. These terms were negotiated on an arm's length basis between the Company and the unrelated third party.

Q:    DOES THE COMPANY HAVE DIRECTORS AND OFFICERS LIABILITY INSURANCE?

      Effective January 30, 2000, the Company purchased a Directors and Officers Liability policy in the amount of $30,000,000 issued by Aryeh Insurance Company of Israel Ltd. The cost of the policy, which expires January 31, 2002, was $325,541. This policy provides coverage to all of the officers and directors of the Company and of those subsidiaries of which the Company owns more than 50% of the outstanding voting stock.

Q:    WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2002 MEETING DUE?

      Any holder of Class A Stock who wishes to submit a proposal to be presented at the next annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than February 27, 2002. Such a proposal must comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

                                         By Order of the Board of Directors,


                                         RAZ STEINMETZ
                                         President and Chief Executive Officer


June 4, 2001

APPENDIX A                                 As adopted by the Board of Directors
                                                                   June 29, 2000

                        AMPAL-AMERICAN ISRAEL CORPORATION

                             AUDIT COMMITTEE CHARTER


I.    ORGANIZATION

           There shall be an Audit Committee of the Board of Directors of Ampal-American Israel Corporation (the "Company") composed of three directors, each of whom is independent of the management and free of any relationship that would interfere with their exercise of independent judgment as a member of the Audit Committee.

           All members of the Audit Committee shall understand financial statements and be financially literate, or must become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise. The Audit Committee shall elect a chairperson from its own membership.


II.   STATEMENT OF POLICY

           The Audit Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports and other financial information provided by the Company to any governmental body or the public. The Audit Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors or internal audit function, and the financial and senior management. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.


III.  MEETINGS

           The Audit Committee shall meet four times per year or more frequently as the circumstances require. As part of its job to foster open communication, the Audit Committee may ask members of management or others to attend meetings and provide pertinent information, as necessary in the judgment of the Audit Committee.

IV.   RESPONSIBILITIES

           The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Audit Committee shall:

         DOCUMENT/REPORT REVIEW

         -        Review and update this Charter periodically.

         - Include a copy of this Charter as an appendix to the Company's proxy statement at least once every three years.

                  - Review the financial statements and any reports contained in the annual report or other financial information submitted to any governmental body, or the public, including the Company's Quarterly Reports on Form 10-Q, with management and the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of such documents.

                  - Receive before each meeting of the Audit Committee, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

                  INDEPENDENT AUDITORS

                  - Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements, considering independence and effectiveness.

                  - Approve fees and other compensation to be paid to the independent auditors.

                  - Review and discuss with the Board of Directors any relationship between the independent auditors and the Company or any other relationships that may adversely affect the independence of the independent auditors.

                  - Ensure that the independent auditor submits, on a periodic basis, a formal written statement to the Audit Committee delineating all relationships between the independent auditor and the Company.

                  - Review performance of the independent auditors and approve any proposed discharge of the independent accountants when circumstances warrant, including a formal review of the selection of independent auditors not less frequently than every five years.

                  PROCESS

                  - Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

                  - Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

                  - Review with the independent auditors, the internal auditor, and the financial and accounting personnel, out of the presence of management, the adequacy of the accounting and financial controls, computerized information system controls and security, and matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

                  - Elicit any recommendations for improvement of particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

                  - Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

                  - Determine, as regarding new types of transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

                  - Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

                  - Review any significant disagreement or changes required in the independent auditor's audit plans among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

                  - Inquire of management, the internal auditor, and the independent accountants about any potential risks or exposures and assess the steps managements should take or has taken to minimize such risk.

           ETHICAL AND LEGAL COMPLIANCE

                  - Review any year-to-year changes in accounting principles or practices.

                  - Review accounting and financial personnel, including the internal audit department.

                  - Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

                  - Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

                  - Review, with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs, including corporate securities trading policies.

                  - Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

_______________________________________________________________________________



     PROXY

                     AMPAL-AMERICAN ISRAEL CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, IF NO
                 INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

     The undersigned hereby constitutes and appoints RAZ STEINMETZ and SHLOMO MEICHOR, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the ofices of Kronish Lieb Weiner & Hellman, 1114 Avenue of the Americas, 46th Floor, New York, New York, on Thursday, June 28, 2001, at 9:00 A.M., and at any adjournments thereof as follows:



             (Continued, and to be signed and dated on reverse side.)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

________________________________________________________________________________
                                                               Please mark
                                                              your votes as
                                                               indicated in
                                                               this example  [X]


THE BOARD OF DIRECTORS RECOMMENDS           FOR all nominees       WITHHOLD
A VOTE FOR PROPOSAL 1.                      as listed below    AUTHORITY to vote
                                           (except as marked   for all nominees
1. ELECTION OF DIRECTORS                    to the contrary)     listed below

   Nominees: M. Amon         B. Benbassat        [  ]                [  ]
             Y. Elinav       K.L. Henderson
             H. Peled        D. Steinmetz
             R. Steinmetz    EliYahu Wagner
             Avi A. Vigder

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)

_________________________________________________________________________


                                           2. In their discretion, upon each
                                              other matter as may propery come
                                              before the meeting.




                                           Dated:_____________________________


                                           ____________________________________
                                           Signature

                                           ____________________________________
                                           Signature

                                           Please sign exactly as name appears.
                                           If acting as executor, trustee, or in
                                           other representative capacity and
                                           title.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE